                                                                   EXHIBIT 1.01




                            EXCEL REALTY TRUST, INC.
                            (a Maryland corporation)

         Common Stock, Preferred Stock, Depositary Shares and Warrants

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                January 30, 1997


FURMAN SELZ LLC
230 Park Avenue
New York, New York 10169


Dear Sirs:


         Excel Realty Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell shares of Common Stock, $.01 par value (the "Common Stock"), or warrants to purchase a number of shares of Common Stock (the "Common Stock Warrants"), or both, or shares of Preferred Stock, $.01 par value (the "Preferred Shares"), or warrants to purchase a number of Preferred Shares (the "Preferred Share Warrants"), or both, or interests in Preferred Shares in the form of depositary shares (the "Depositary Shares") represented by depositary receipts (the "Depositary Receipts"), or warrants to purchase a number of Depositary Shares (the "Depositary Share Warrants"), or both, from time to time, in one or more offerings on terms to be determined at the time of sale. The Common Stock Warrants, Preferred Share Warrants and Depositary Share Warrants (collectively, the "Warrants") will be issued pursuant to one or more Warrant Agreements (each, a "Warrant Agreement") between the Company and a warrant agent specified therein (the "Warrant Agent"). Each series of Preferred Shares may vary as to the specific number of shares, title, stated value, liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion or exchange provisions and any other variable terms as set forth in the applicable articles supplementary (each, the "Articles Supplementary") relating to such Preferred Shares. As used herein, "Securities" shall mean the Common Stock, the Common Stock Warrants, the Preferred Shares, the Preferred Share Warrants, the Depositary Shares, the Depositary Share Warrants and the Depositary Receipts; and "Warrant Securities" shall mean the Common Stock, Preferred Shares and Depositary Shares issuable upon exercise of the Warrants. As used herein, "you" and "your", unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as defined herein) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

         Whenever the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters", which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities of each class or series to be initially issued (the "Initial Underwritten Securities"), including the number of Warrants, if any, whether the Initial Underwritten Securities shall be in the form of Depositary Shares and the fractional amount of Preferred Shares represented by each Depositary Share, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings (in the case of Preferred Shares and Depositary Shares only), designations, liquidation preferences, conversion or exchange provisions, redemption provisions and sinking fund requirements and the terms of the Warrant Securities and the terms, prices and dates upon which such Warrant Securities may be purchased). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the number of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-59195) for the registration of the Securities and Warrant Securities and certain of the Company's debt securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof, in each case as supplemented by a prospectus supplement relating to the offering of Underwritten Securities (the "Prospectus Supplement"), including in each case all documents incorporated therein by reference and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-59195) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

         Section 1.  Representations and Warranties.

         (a) The Company represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a "Representation Date"), as follows:

                      (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus.

                      (ii) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations; and there have been no disagreements with any accountants or "reportable events" (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304.

                    (iii) The historical financial statements of the Company included or incorporated by reference in the

         Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries, as at the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein.

                      (iv) The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles; the pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the pro forma financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations for the periods specified; and such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

                      (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular monthly or quarterly dividends on the Company's Common Stock or dividends declared, paid or made in accordance with the terms of any series of the Company's preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                      (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Terms Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Articles Supplementary relating to the Preferred Shares or Depositary Shares, if applicable, will be in full force and effect as of each Closing Time.

                    (vii) Each subsidiary (which term, as used in this Agreement, includes corporations, limited and general partnerships, joint ventures and other entities) of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock of or other ownership interests in each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries and described in the Prospectus and except that all of the partnership interests in EH Properties, L.P. owned by the Company have been pledged as security for borrowings under the Secured Revolving Credit Facility from The First National Bank of Boston described in the Prospectus.

                 (viii) Each of the partnership and joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the execution, delivery and performance of any of such agreements by the Company or its subsidiaries, as applicable, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or by-laws (or other organizational documents) of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

                      (ix) The authorized, issued and outstanding capital stock of the Company is in all material respects as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans, or upon the exercise of options, warrants or convertible debt securities referred to in the Prospectus); and such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other similar rights.

                      (x) The Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement and, if applicable, the deposit of the Preferred Shares in accordance with the provisions of a Deposit Agreement (each, a "Deposit Agreement"), among the Company, the financial institution specified therein (the "Depositary") and the holders of the Depositary Receipts issued thereunder, have, as of each Representation Date, been duly authorized by the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities will not be subject to preemptive or other similar rights; the Preferred Shares, if applicable, conform to the provisions of the Articles Supplementary; and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.

                      (xi) If applicable, the Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and the applicable Terms Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued; and the issuance of the Warrant Securities upon exercise of the Warrants will not be subject to preemptive or other similar rights; and the Warrants conform in all material respects to all statements relating thereto contained in the Prospectus.

                    (xii) If applicable, the shares of Common Stock issuable upon conversion of any of the Preferred Shares or the Depositary Shares, or the exercise of the Warrant Securities, will have been duly and validly authorized and reserved for issuance upon such conversion or exercise of the Warrants, as the case may be, by all necessary corporate action and such shares, when issued upon such conversion or exercise, will be duly authorized and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion or exercise will not be subject to preemptive or other similar rights; the shares of Common Stock issuable upon conversion of any of the Preferred Shares or the Depositary Shares, or the exercise of the Warrant Securities, conform in all material respects to all statements relating thereto contained in the Prospectus.

                   (xiii) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, will have been duly authorized, executed and delivered by the Company prior to the issuance of the related Underwritten Securities, and each constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Warrant Agreement, if any, and the Deposit Agreement, if any, each conforms in all material respects to all statements relating thereto contained in the Prospectus.

                    (xiv) If applicable, upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, except as enforcement of such rights may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                      (xv) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or, in the case of subsidiaries which are not corporations, other organizational documents) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the applicable Terms Agreement, the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

                    (xvi) The Company has operated and intends to continue to operate in such a manner as to qualify to be taxed as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable year in which sales of the Underwritten Securities are to occur.

                   (xvii) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                   (xviii)   There is no action, suit or proceeding before or
         by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                    (xix) The Company and its subsidiaries own or possess any trademarks, service marks, trade names or copyrights required in order to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                      (xx) No authorization, approval, permit or consent of any court or governmental authority or agency is necessary in connection with the consummation by the Company of the transactions contemplated by this Agreement, the applicable Terms Agreement, any Warrant Agreement or any Deposit Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws.

                    (xxi) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                   (xxii) The Company has full corporate power and authority to enter into this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, and this Agreement has been, and as of each Representation Date, the applicable Terms Agreement and the Delayed Delivery

         Contracts, if any, will have been, duly authorized, executed and delivered by the Company.

                   (xxiii)   The documents incorporated or deemed to be
         incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time (as defined herein) or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (xxiv) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

                    (xxv) Neither the Company nor any of its officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Underwritten Securities, the Warrant Securities or shares of Common Stock issuable upon conversion of any of the Preferred Shares or the Depositary Shares or facilitation of the sale or resale of the Underwritten Securities.

                   (xxvi) Except as otherwise disclosed in the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise: (a) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus and, at the Closing Time, the Company and its subsidiaries will have good and marketable title in fee simple to all real property and improvements as described in the Prospectus; (b) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements owned by the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (c) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any lessee of any portion of the real property or improvements owned by the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases such real property or improvements, and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (d) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease, except that a tenant of the Galleria in Scottsdale, Arizona holds a right of first refusal to purchase such property; (e) all the real property and improvements owned by the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (f) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property or improvements owned by the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                   (xxvii)   The Company maintains a system of internal
         accounting controls sufficient to provide reasonable assurances that
         (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and
         (d) the recorded accountability for
         assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its employees or agents has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                 (xxviii)    The Company and its subsidiaries have title
         insurance on each of their respective properties, in each case in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                   (xxix) Except as otherwise disclosed in the Prospectus, the Company has no knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by the Company or any of its subsidiaries, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from any such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the properties owned by the Company or its subsidiaries, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that could have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

         Section 2.  Purchase and Sale.

         (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than seven full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Initial Underwritten Securities.

         (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Brown & Wood LLP, 58th Floor, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or, if pricing takes place after 4:30 p.m., New York City time on the date of the applicable Terms Agreement, on the fourth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Brown & Wood LLP, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities or, if applicable, Depositary Receipts evidencing the Depositary Shares, shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or Date of Delivery, as the case may be.

         If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery

Contracts (for not less than the minimum number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

         You shall submit to the Company, at least three business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

         The number of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

         SECTION 3. Covenants of the Company. The Company covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

         (a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will, by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement, transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as you shall reasonably request. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement.

         (b) The Company will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, (including any revised Prospectus which the Company proposes for use by the Underwriters in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

         (d) The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

         (e) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

         (f) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities, the Warrant Securities, if any, and the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate. In each jurisdiction in which the Underwritten Securities, the Warrant Securities, if any, and the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities and the Warrant Securities, if any; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified.

         (h) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

         (i) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Underwritten Securities are to occur.

         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (k) The Company will not, during a period of 45 days from the date of the applicable Terms Agreement, with respect to the Underwritten Securities covered thereby, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any Securities of the same class or series or ranking on a parity with such Underwritten Securities (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement) or, if such Terms Agreement relates to Underwritten Securities that are convertible into Common Stock, any Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or as partial or full payment for properties acquired or to be acquired by the Company), except for issuances pursuant to the exercise of stock options granted pursuant to the Company's employee and director stock option plans, or issuances pursuant to the Company's dividend reinvestment plan or pursuant to the Company's employee benefit plans, or issuances pursuant to the exchange of limited partnership units in Excel Realty Partners, L.P. and except as may be otherwise provided in the applicable Terms Agreement.

         (l) If the Preferred Shares or Depositary Shares are convertible into shares of Common Stock or if Warrants are issued, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock or Preferred Shares, as the case may be, for the purpose of enabling the Company to satisfy any obligations to issue such shares upon conversion of the Preferred Shares or the Depositary Shares, as the case may be, or upon exercise of the Warrants.

         (m) If the Preferred Shares or Depository Shares are convertible into shares of Common Stock, the Company will use its best efforts to list the shares of Common Stock issuable upon conversion of the Preferred Shares or Depositary Shares on the New York Stock Exchange or such other national exchange on which the Company's shares of Common Stock are then listed.

         Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing and filing of this Agreement and the applicable Terms Agreement,
(iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters and the Warrant Securities, if any, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Underwritten Securities, the Warrant Securities, if any, and the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the applicable Deposit Agreement, if any, and the applicable Warrant Agreement, if any, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the

Underwritten Securities, the Warrant Securities, if any, or the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, on any national securities exchange, and (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

         If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(b)(i), the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder, and to the following further conditions:

         (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) if Preferred Shares or Depositary Shares are being offered, the rating assigned by any nationally recognized statistical rating organization to any preferred stock of the Company as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

         (b)     At Closing Time, you shall have received:

                 (1) The favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Warrant Agent in the case of the Warrant Agreement, and the Depositary, in the case of the Deposit Agreement) each constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms; and the Warrant Agreement, if any, and the Deposit Agreement, if any, each conforms in all material respects to all statements relating thereto contained in the Prospectus.

                          (ii) If applicable, upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, to the extent such rights are governed by the laws of the State of New York.

                          (iii) Each of this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly executed and delivered by the Company.

                          (iv) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                          (v) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; if applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 under the 1933 Act Regulations; it being understood, however, that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus; and it being understood, further, that in passing upon the compliance as to form of the Registration Statement, the Prospectus and the Rule 434 Prospectus, if applicable, such counsel may assume that the statements made therein are correct and complete.

                          (vi) Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations. In passing upon compliance as to form of such documents, such counsel may assume that the statements made therein are correct and complete.

                          (vii) No authorization, approval, permit or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement, the applicable Terms Agreement, the applicable Deposit Agreement, if any, or the applicable Warrant Agreement, if any, except such as may be required under the 1933 Act and state securities laws or real estate syndication laws.

                          (viii)  Neither the Company nor any of its
                 subsidiaries is required to be registered under the 1940 Act.

                          (ix) Each of the partnership agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable against such party in accordance with its terms.

                          (x) Each subsidiary (which term, as used in such opinion, shall be defined to include corporations, material limited and general partnerships relating to real property described in the Prospectus and other entities) of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock of or limited partnership interests in each such subsidiary which is a corporation or a limited partnership have been duly authorized and validly issued and are fully paid and non-assessable.

                          (xi) Commencing with the Company's taxable year beginning January 1, 1993, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust", and its method of operation will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, provided that such counsel's opinion as to this matter may be conditioned upon certain representations as to factual matters made by the Company to such counsel as described therein.

                          (xii) The statements set forth (a) in the Prospectus under the caption "Certain Federal Income Tax Considerations to the Company of its REIT Election" and (b) in the Prospectus Supplement under the caption "Certain Federal Income Tax Considerations to Holders of Common Stock", to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by them and are correct in all material respects.

                 (2) The favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) The Company has been duly incorporated and is
                 validly existing as a corporation in good standing under the laws of the State of Maryland.

                           (ii) The Company has corporate power to own, lease and operate its current properties, to conduct its current business substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement and the applicable Terms Agreement.

                           (iii) The authorized, issued and outstanding capital stock of the Company is in all material respects as set forth in the Prospectus (as of the date set forth therein) under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans, or upon the exercise of options, warrants or convertible debt securities referred to in the

                 Prospectus) and such shares of stock have been duly authorized and validly issued and are fully paid and non-assessable.

                            (iv)  The Underwritten Securities being sold
                 pursuant to this Agreement and the applicable Terms Agreement and, if applicable, the deposit of the Preferred Shares in accordance with the provisions of a Deposit Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement; and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract, will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities will not be subject to preemptive or other similar rights arising under the Charter or Bylaws of the Company, or under the Maryland General Corporation Law ("MGCL"); and the Preferred Shares, if applicable, conform to the provisions of the Articles Supplementary.

                           (v) If applicable, the Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and the applicable Terms Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued, insofar as the Warrants are governed by the MGCL and assuming the validity and enforceability of such Warrant Agreement.

                          (vi) If applicable, the shares of Common Stock issuable upon conversion of any of the Preferred Shares or Depositary Shares, or the exercise of Warrant Securities, have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary corporate action on the part of the Company and such shares, when issued upon such conversion or exercise in accordance with the charter of the Company, the Deposit Agreement, the Terms Agreement, the Delayed Delivery Contract or the Warrant Agreement, as the case may be, will be duly authorized and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion or exercise will not be subject to preemptive or other similar rights arising under the Charter or Bylaws of the Company, or under the MGCL;

                          (vii) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, have been duly authorized by the Company, and the person(s) executing such agreements on behalf of the Company have been duly authorized to do so.

                          (viii) If applicable, upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, to the extent such rights are governed by the laws of the State of Maryland and assuming the validity and enforceability of the Deposit Agreement.

                          (ix) The execution and delivery on behalf of the Company of each of this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly authorized by the Company, and the person(s) executing each such agreement on behalf of the Company have been duly authorized to do so.

                          (x) If applicable, the relative rights, preferences, interests and powers of the Preferred Shares or Depositary Shares, as the case may be, are as set forth in the Articles Supplementary relating thereto, and all such provisions are valid under the MGCL; and, as applicable, the form of certificate used to evidence the Preferred Shares being represented by the Depositary Shares and the form of certificate used to evidence the related Depositary Receipts are in due and proper form under the MGCL and comply with all applicable statutory requirements under the MGCL.

                          (xi) The Underwritten Securities, the Warrant Securities, and the shares of Common Stock issuable upon conversion of the Preferred Shares or Depositary Shares, as applicable, conform in all material respects to the descriptions thereof contained in the Prospectus, insofar as such descriptions relate to the Charter or Bylaws of the Company or issues arising under the MGCL, and the form of certificate used to evidence the Underwritten Securities, if applicable, is in due and proper form and complies in all material respects with all applicable statutory requirements under the MGCL.

                          (xii) The execution and delivery by the Company of each of the partnership agreements entered into by the Maryland corporation subsequent to the organization of the Company in the State of Maryland in May 1993 to which the Company or any of its subsidiaries organized under the laws of the State of Maryland is a party, and which relates to real property described in the Prospectus, has been duly authorized by such applicable party, and the person(s) executing each such agreement on behalf of such applicable party have been authorized to do so.

                 (3) The favorable opinion, dated as of Closing Time, of S. Eric Ottesen, Esq., counsel for the Company, in form and substance satisfactory for the Underwriters, to the effect that:

                          (i) To the best of his knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the Company owns or leases real property, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                          (ii) To the best of his knowledge and information, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of the property or assets of the Company or its subsidiaries is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                          (iii) To the best of his knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of his knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                          (iv) To the best of his knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

                          (v) To the best of his knowledge and information, the execution and delivery of this Agreement, the applicable Terms Agreement, the applicable Deposit Agreement, if any, or the applicable Warrant Agreement, if any, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court order or decree.

                          (vi) To the best of his knowledge and information, except as otherwise stated in the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise: (a) all of the issued and outstanding capital stock of each corporate subsidiary of the Company are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and (b) all of the Company's ownership interests in each partnership subsidiary of the Company are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that all of the partnership interests in EH Properties, L.P. owned by the Company have been pledged as security for borrowings under the Secured Revolving Credit Facility from The First National Bank of Boston described in the Prospectus.

                          (vii) The execution, delivery and performance of any of the partnership agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or by-laws of the Company or any of its subsidiaries, as applicable, or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

                          (viii)  The Company and/or its respective
                 subsidiaries hold title to the properties and assets described in the Prospectus, subject only to the liens and encumbrances securing indebtedness reflected in the Prospectus and such other liens, encumbrances and matters of record which do not materially and adversely affect the value of such properties and assets considered in the aggregate.

                          (ix) To the best of his knowledge and information, each subsidiary (which term, as used in such opinion, shall be defined to include corporations, material limited and general partnerships and other entities) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (4) The favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters requested by the Underwriters.

                 (5)  In giving their opinions required by subsections (b)(1),
         (b)(3) and (b)(4), respectively, of this Section,

         Latham & Watkins, S. Eric Ottesen, Esq. and Brown & WoodLLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto, at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company with the Commission (whichever is later), or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions required by subsections (b)(1), (b)(2), (b)(3) and (b)(4), respectively, of this Section, Latham & Watkins, Ballard Spahr Andrews & Ingersoll, S. Eric Ottesen, Esq. and Brown & WoodLLP may rely, (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and (2) with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction, and Brown & Wood LLP may additionally rely, as to matters involving the laws of the State of Maryland, upon the opinion of Ballard Spahr Andrews & Ingersoll (or other counsel reasonably satisfactory to counsel for the Underwriters) in form and substance satisfactory to counsel for the Underwriters.

         (c) At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and you shall have received a certificate of the Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

         (d) At the time of execution of the applicable Terms Agreement, you shall have received a letter dated such date from Coopers & Lybrand LLP, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations thereunder;
(ii) it is their opinion that the consolidated financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minute books of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures, nothing has come to their attention which causes them to believe (A) that any material modifications should be made to the unaudited condensed financial statements of the Company and its subsidiaries included in the Registration Statement for them to be in conformity with generally accepted accounting principles or that such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, (B) the unaudited financial data of the Company in the Registration Statement and the Prospectus under the caption "Selected Financial Data" was not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, or (C) at a specified date not more than three days prior to the date of the applicable Terms Agreement, there has been any change in the capital stock of the Company or in the consolidated mortgages payable or notes payable of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, funds from operations, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (e) At Closing Time, you shall have received a letter, dated as of Closing Time, from Coopers & Lybrand LLP, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than three days prior to such Closing Time.

         (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities and the Warrant Securities, if any, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities and the Warrant Securities, if any, as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

         (g) In the event that the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, you shall have received:

                 (1) A certificate, dated such Date of Delivery, of the Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                 (2) The favorable opinion of Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(5) hereof.

                 (3) The favorable opinion of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

                 (4) The favorable opinion of S. Eric Ottesen, Esq., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3) and 5(b)(5) hereof.

                 (5) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(4) and 5(b)(5) hereof.

                 (6) A letter from Coopers & Lybrand LLP, in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to you pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(h)(6) shall be a date not more than three days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                 (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (3) against any and all expense whatsoever (including, the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or
         (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto); provided further, that with respect to any preliminary prospectus, such indemnity shall not inure to the benefit of any Underwriter (or the benefit of any person controlling such Underwriter) if the person asserting any such losses, liabilities, claims, damages or expense purchased the Underwritten Securities which are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Underwritten Securities to such person in any case where such sending or giving is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus and the Prospectus was delivered to such Underwriter a reasonable amount of time prior to the date of delivery of such confirmation.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

         Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters with respect to the offering of the Underwritten Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities purchased by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or the applicable Terms Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

         Section 9. Termination of Agreement. (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by you upon the giving of 30 days' written notice of such termination to the other party hereto.

         (b) You may also terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in any of the securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or California authorities, or (iv) if Preferred Shares or Depositary Shares are being offered and the rating assigned by any nationally recognized statistical rating organization to any preferred stock of the Company as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading. As used in this Section 9(b), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

         (c) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

         Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

         (a) if the total number of Defaulted Securities does not exceed 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the total number of Defaulted Securities exceeds 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

         In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Furman Selz LLC, 230 Park Avenue, New York, New York 10169, attention of David B. Driscoll, Managing Director; and notices to the Company shall be directed to it at 16955 Via Del Campo, Suite 110, San Diego, California 92127, attention of Gary Sabin, President.

         Section 12. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. Governing Law and Time. This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         Section 14. Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts will become binding agreement between you and the Company in accordance with its terms.

                                              Very truly yours,

                                              EXCEL REALTY TRUST, INC.


                                              By:
                                                   -------------------------
                                                   Name:
                                                   Title:

CONFIRMED AND ACCEPTED,
  as of the date first
  above written:

FURMAN SELZ LLC



By:
     --------------------------
     Name:
     Title:

                                                                       Exhibit A



                            EXCEL REALTY TRUST, INC.
                            (a Maryland Corporation)

                             [Title of Securities]

                                TERMS AGREEMENT


                                                             Dated:       , 199_


To:      Excel Realty Trust, Inc.
         16955 Via Del Campo, Suite 110
         San Diego, California 92127

Attention:  Chairman of the Board of Directors

Dear Sirs:

         We (the "Representative") understand that Excel Realty Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell the number of shares of its [Common Stock, $.01 par value (the "Common Stock")] [____________ Warrants (the "Common Stock Warrants") to purchase _________ shares of Common Stock] [Preferred Stock, $.01 par value (the "Preferred Shares")] [______________ Warrants (the "Preferred Share Warrants") to purchase ______________ Preferred Shares] [interests in Preferred Shares in the form of depositary shares (the "Depositary Shares") represented by depositary receipts (the "Depositary Receipts")] [______________ Warrants (the "Depositary Share Warrants") to purchase _____________ Depositary Shares] (such [Common Stock] [Common Stock Warrants] [Preferred Shares] [Preferred Share Warrants] [Depositary Shares and Depositary Receipts] [Depositary Share Warrants] being [collectively hereinafter] [also] referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of [Initial Underwritten Securities (as defined in the Underwriting Agreement referenced to below)] [and] [Warrants] set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased) at the purchase price set forth below.

                                Number of Shares
                                   of Initial                           Number of
Underwriter                  Underwritten Securities                     Warrants
-----------                  -----------------------                    -----------

         Total                    $                                     $
                                  ===========                           ===========


          The Underwritten Securities shall have the following terms:
             [COMMON STOCK] [PREFERRED SHARES] [DEPOSITARY SHARES]

Title of Securities:
Number of Shares:
[If applicable, fractional amount of Preferred Shares represented by each Depositary Share:]
[Current Ratings:]
[Dividend Rate: [$             ] [      %], Payable:]
[Stated Value:]
[Liquidation Preference:]
[Ranking:]
Public offering price per share: $          [, plus accumulated dividends, if
any, from            , 19  .]
Purchase price per share:  $          [, plus accumulated dividends, if any,
from               , 19  .]
[Conversion provisions:]
[Redemption provisions:]
[Sinking fund requirements:]
Number of Option Securities, if any, that may be purchased by the Underwriters:
Delayed Delivery Contracts: [authorized] [not authorized]
         [Date of Delivery:
         Minimum Contract:
         Maximum number of Shares:
         Fee:                    ]
Additional co-managers, if any:
Other terms:
Closing date and location:


                                    WARRANTS

Title of Warrants:
Number of Warrants to be issued:
Warrant Agent:
Issuable jointly with [other security]: [Yes]  [No]
         [Number of Warrants issued
         with each share of
         [other security:]
Date from which Warrants are exercisable:
Date on which Warrants expire:
Exercise price(s) of Warrants:
Initial public offering price:  $
Purchase price:  $

Title of Warrant Securities:
         Principal amount purchasable upon exercise of one Warrant:
         Terms:
[Delayed Delivery Contracts: [authorized] [not authorized]
         [Date of delivery:
         Minimum contract:
         Maximum aggregate principal amount:
         Fee:    %]
Other terms:
[Closing date and location:]]

         All the provisions contained in the document attached as Annex A hereto entitled "Excel Realty Trust, Inc. - Common Stock, Preferred Stock, Depositary Shares and Warrants - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than     o'clock P.M. (New York City
time) on        by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                     Very truly yours,

                                     FURMAN SELZ LLC


                                     By _________________________
                                         Name:
                                         Title:

                                     Acting on behalf of itself and
                                       the other named Underwriters.

Accepted:

EXCEL REALTY TRUST, INC.


By _________________________
   Name:
   Title:

                                                                       Exhibit B


                            EXCEL REALTY TRUST, INC.
                            (a Maryland corporation)

                             [Title of Securities]

                           DELAYED DELIVERY CONTRACT
                           -------------------------


                                                                          , 199_


Excel Realty Trust, Inc.
16955 Via Del Campo, Suite 110
San Diego, California 92127

Attention:  Chairman of the Board of Directors

Dear Sirs:

         The undersigned hereby agrees to purchase from Excel Realty Trust, Inc. (the "Company"), and the Company agrees to sell to the undersigned on __________, 19__ (the "Delivery Date"),

of the Company's [insert title of security] (the "Securities"), offered by the Company's Prospectus dated __________, 19__, as supplemented by its Prospectus Supplement dated ___________, 19__, receipt of which is hereby acknowledged at a purchase price of [$__________] [and, $__________ per Warrant, respectively] to the Delivery Date, and on the further terms and conditions set forth in this contract.

         Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of

                           , on the Delivery Date, upon delivery to the
undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before __________, 19__, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated __________, 19__ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

         This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of ________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

         This Agreement shall be governed by the laws of the State of New York.

                                             Yours very truly,

                                             _____________________________
                                                 (Name of Purchaser)

                                             By___________________________
                                                        (Title)

                                             _____________________________

                                             _____________________________
                                                        (Address)

Accepted as of the date first above written.

EXCEL REALTY TRUST, INC.

By___________________________
                 (Title)

                  PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

         The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

                                                  Telephone No.
                                                   (including
        Name                                        Area Code)
        ----                                      -------------